EXHIBIT 4.10

Recording Requested by and Recorded
Counterparts Should be Returned to:

Latham & Watkins
701 "B" Street Suite 2100
San Diego, CA 92101-1918
Attention: Bruce Shepherd, Esq.

                                 FIRST AMENDMENT
           TO LEASEHOLD DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES
                             AND SECURITY AGREEMENT

                                     MADE BY

                    GRAND CANAL SHOPS MALL CONSTRUCTION, LLC,
                      a Delaware limited liability company,
                                   as Trustor

                                       to

                          LAWYERS TITLE OF NEVADA, INC.
                              a Nevada corporation,
                                   as Trustee,

                               for the benefit of

                      U.S. BANK TRUST NATIONAL ASSOCIATION
                      (previously known as First Trust National Association), in its capacity as the Mortgage Notes Indenture Trustee, as Beneficiary

                         Dated as of September 14, 1998
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THIS INSTRUMENT IS TO BE FILED AND INDEXED IN THE REAL ESTATE RECORDS AND IS
ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS OF CLARK COUNTY, NEVADA UNDER THE NAMES OF GRAND CANAL SHOPS MALL CONSTRUCTION, LLC AS "DEBTOR" AND FIRST TRUST NATIONAL ASSOCIATION, AS MORTGAGE NOTES INDENTURE TRUSTEE, AS SECURED PARTY.





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        LEASES AND SECURITY AGREEMENT (this "Amendment"), is made and effective as of this 14th day of September, 1998, by GRAND CANAL SHOPS MALL CONSTRUCTION, LLC, a Delaware limited liability company, as Trustor (together with all successors and assigns of the Trust Estate, "Trustor"), whose address is 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109, to LAWYERS TITLE OF NEVADA, INC, a Nevada corporation, whose address is 1050 East Flamingo Road, Las Vegas, Nevada 89119, as Trustee ("Trustee"), for the benefit of U.S. BANK TRUST NATIONAL ASSOCIATION (previously known as First Trust National Association ("Beneficiary"), in its capacity as the Mortgage Notes Indenture Trustee under that certain Indenture among Venetian Casino Resort, LLC, a Nevada limited liability company, Las Vegas Sands, Inc., a Nevada corporation, Trustor, Beneficiary and the other parties signatory thereto (as the same may be amended or modified from time to time, the "Mortgage Notes Indenture") and pertaining to the 12.25% Mortgage Notes 2004 issued by Venetian and LVSI in the aggregate principal amount of $425,000,000.

                                   WITNESSETH:

        WHEREAS, Trustor, Trustee and Beneficiary entered into that certain Leasehold Deed of Trust, Assignment of Rents and Leases and Security Agreement, dated as of November 14, 1997, and recorded in the Office of the County Recorder; Clark County, Nevada, on November 21, in Book 971121 as Document Number 00750 (the "Deed of Trust");

        WHEREAS, Trustor and Beneficiary are parties (with others) to the Funding and Administration Agreement, dated as of November 14, 1997 (the "Disbursement Agreement") (which provides, among other things, for the release of the Trustor's interests in the Mall Lease (which affects the property described as Parcels I and II of Exhibit A-2 to the Deed of Trust) from the Collateral encumbered by the Deed of Trust upon satisfaction of certain conditions set forth in Section 5.16(b) of the Disbursement Agreement);







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WHEREAS, as more fully set forth below, Trustor represents and warrants that:
        (a) Trustor has "created" the Mail Parcel (as hereinafter defined) as a separate legal parcel by, among other things, recording in accordance with all applicable laws that certain Final Map of the Venetian Commercial Subdivision identified as Map No. 50845 in the Clark County, Nevada Recorder's Office and recorded in Book 85, Page 20 of Plats Official Records Book No. 980708 (the "New Mall Map");

        (b) The real property identified on the New Mall Map as Unit I contains precisely and exactly the same real property and boundaries as the real property described in Parcel I of Exhibit A-2 to the Deed of Trust, other than changes to said boundaries permitted under Article I, Section 3 of the Cooperation Agreement;

        (c) The real property identified on the Venetian Casino Resort Record of Survey, a portion of the Venetian Commercial Subdivision Plats, Book 85, Page 20 recorded in the Clark County, Nevada Recorder's Office in File 96, Page 37 of Survey Official Records Book No. 980708 as Lot 3 of Venetian Commercial Subdivision Plats, Book 85, Page 20 contains precisely and exactly the same property and boundaries as the real property described in Parcel II of Exhibit A-2 to the Deed of Trust, other than changes-to said boundaries permitted under
Article I, Section 3 of the Cooperation Agreement;

        (d) All conditions to the actions contemplated by Section 5.16(b) of the Disbursement Agreement have been satisfied, and

        (e) Accordingly, substantially concurrently herewith:
               (i) The Interim Mall Leasehold Deed of Trust, this Deed of Trust and the Bank Leasehold Deed of Trust each shall be amended in order, among other things, to reflect the release of the Mall Lease from the collateral encumbered thereby, to clarify that the Mall Parcel constitutes after acquired property encumbered thereby, and to reflect that (subject to the Intercreditor Agreement):





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     (A) as to the tenant's interests in the Billboard Leased Premises under the
Billboard Master Lease, the Interim Mall Leasehold Deed of Trust (as amended) shall have priority over the Bank Leasehold Deed of Trust (as amended) and the Bank Leasehold Deed of Trust (as amended) shall have priority over the Deed of Trust (as amended); and

     (B) as to the Mall Parcel, the Interim Mall Leasehold Deed of Trust (as amended) shall have priority over the Bank Leasehold Deed of Trust (as amended) and the Bank Leasehold Deed of Trust (as amended) shall have priority over the Deed of Trust (as amended);

         (ii) Trustor and Venetian shall terminate the Mall Lease;

         (iii) The Mall Parcel shall be reconveyed from the collateral encumbered by each of the Bank Fee Deed of Trust, the Mortgage Notes Indenture Fee Deed of Trust and the Interim Mall Space Fee Deed of Trust, and the Interim Mall Space Fee Deed of Trust shall be terminated; and

         (iv) Venetian shall convey to Trustor fee title to the Mall Parcel.

     WHEREAS, pursuant to Section 5.16(b) of the Disbursement Agreement, Trustor, Trustee and Beneficiary desire to amend the Deed of Trust in accordance with the terms of this Amendment to reflect (i) the release from the collateral encumbered thereby of the real property more particularly described in Exhibit A-2, that is subject to the Mall Lease and (ii) the automatic inclusion in the collateral encumbered by the Deed of Trust of all of the Trustor's right, title and interest in the part of the Premises as more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the "Mall Parcel"), which right, title and interest constitutes an anticipated after acquired interest of the Trustor and pursuant to Granting Clause "(L)" of the Deed of Trust has become subject to the lien of the Deed of Trust upon the acquisition thereof by the Trustor,

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, each in hand paid by the other, the receipt and sufficiency of which is hereby




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acknowledged, and in reliance on Trustor's representations and warranties made in Section 3 of this Amendment the parties hereto agree as follows:

        1. DEFINED TERMS. Capitalized terms used but not defined herein shall h meanings ascribed thereto in the Deed of Trust or in the Disbursement Agreement.

        2. EFFECTIVE DATE. This Amendment shall have no force or effect until the date (the "Effective Date") upon which the Documents as set forth in Exhibit B attached hereto are recorded in the Clark County, Nevada Recorder's Office.

        3. TRUSTOR'S REPRESENTATIONS AND WARRANTIES. Trustor represents and warrants to Trustee and Beneficiary that all of the statements set forth in the third WHEREAS clause to this Amendment are true and correct.

        4.     AMENDMENTS.
               a. Effective as of the Effective Date, Granting Clause "(A)" appearing on 10 of the Deed of Trust is hereby deleted in its entirety and replaced with the following:

               (A)(1) The leasehold estate created pursuant to the Billboard Master Lease described in Exhibit A-3 relating to the Billboard Leased Premises as described in Exhibit A-4 attached hereto and made a part hereof and other property and rights leased thereunder (collectively the "Leasehold Estate'), and

        (A)(2) All right, title and interest of the Trustor in and to the Mall Parcel, and the parties acknowledge that all such right, title and interest constitutes an anticipated after-acquired interest of the Trustor and pursuant to Granting Clause "(L)" of this Mortgage Notes Indenture Deed of Trust (Mall Parcel) has become subject to the lien of this Mortgage Notes Indenture Deed of Trust (Mall Parcel) upon the acquisition thereof by the Trustor.


        b. Effective as of the Effective Date, Exhibit A hereto shall replace Parcels I and II of Exhibit A-2 to the Deed of Trust provided that Parcel IV of Exhibit A-2 shall remain unmodified.

        C. Effective as of the Effective Date, the definition of "Subject Leases" on page 8 is hereby deleted in its entirety. The words "Subject Leases" throughout the Deed of Trust shall be replaced with the words "Billboard Master Lease."

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        d. Effective as of the Effective Date, all references in the Deed of
Trust to the "Mall Lease" and the "Mall Leased Premises" are hereby deleted.

        e. From and after the Effective Date, the name of the Deed of Trust shall be amended to read: "Mortgage Notes Indenture Deed of Trust, Assignment of Rents and Leases and Security Agreement (Mall Parcel)" and references throughout the Deed of Trust to "this Leasehold Deed of Trust" shall be replaced with "this Mortgage Notes Indenture Deed of Trust (Mall Parcel)."

        f. From and after the Effective Date, the following definition of "Premises" shall be added to the-section in the Deed of Trust regarding definitions: "Premises means the real property situated in the County of Clark, State of Nevada, consisting of the Mall Parcel and the Billboard Leased Premises, as more specifically described in Exhibits A-2 and A-4 attached hereto and incorporated herein by reference, including any after acquired title hereto.

     g. From and after the Effective Date, the words "Leased Premises" throughout the Deed of Trust shall be replaced with "Premises."

     h. From and after the Effective Date, Subsection 13(a) of the Deed of Trust shall be amended in its entirety to read: "Trustor has (i) a valid leasehold interest in the Billboard Leased Premises and (ii) good and marketable title to an indefeasible fee estate in the Mall Parcel, free and clear of all encumbrances except Permitted Liens, and that it has the right to hold, occupy and enjoy its interest in the Trust Estate, and has good right, full power and lawful authority to subject the Trust Estate to the Lien of this Mortgage Notes Indenture.


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Deed of Trust (Mall Parcel) and pledge the same as provided herein and
Beneficiary may at all times peaceably, quietly enter upon, hold, occupy and enjoy the entire Trust Estate in accordance with the terms hereof."

        i. From and after the Effective Date, Section 1.23 shall be amended to read in its entirety: "Trustor shall cause to be delivered to Beneficiary at Trustor's expense, one or more ALTA extended coverage Lender's Policies of Title Insurance, together with any necessary endorsements, showing the Billboard Leased Premises and the Mall Parcel vested in Trustor, and the liens of this Mortgage Notes Indenture Deed of Trust (Mall Parcel) to be perfected liens prior to any and all encumbrances other than Permitted Liens (except for encumbrances for which Title Insurer has agreed to provide an endorsement or affirmative coverage protecting the liens of this Mortgage Notes Indenture Deed of Trust (Mall Parcel) against irrevocably)."

        5. CONSENT. In reliance on Trustor's representations and warranties made in Section 3 hereof, Beneficiary hereby consents to the termination of the Mall Lease, the release of the Mall Lease from the Trust Estate, and to the amendments to the Deed of Trust as set forth in this Amendment.

        6. SUBORDINATION/ACKNOWLEDGMENTS REGARDING INTERCREDITOR AGREEMENT.
The "Subordination Provision" of Section 2.3 of the Deed of Trust is expressly reaffirmed as continuously valid and in RM force and effect as of the date hereof. Further, the parties agree that from and after the Effective Date:
        a. As used in the Intercreditor Agreement, the term "Mortgage Notes Deed of Trust (Mall Parcel)" shall mean the Deed of Trust, as amended by this Amendment; and

        b. As used in the InterCreditor Agreement, the term "Bank Deed of Trust (Mail Parcel)" shall mean the Bank Leasehold Deed of Trust, as amended by an amendment thereto recorded on the Effective Date.

        7. REAFFIRMATION OF TERMS. As amended hereby, all of the terms and provisions of the Deed of Trust are hereby reaffirmed and shall remain in full force and effect.


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        8. ENTIRE AGREEMENT. This Amendment, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Trustor, Beneficiary, or Trustee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

        9. NOTICES. All notices or other written communications hereunder shall be given in accordance with the terms of the Deed of Trust.

        10. CHOICE OF LAW. The provisions of this Amendment are subject to the "Governing Law" provisions of Section 6.9 of the Deed of Trust which are incorporated herein by reference as if set forth in full.

        11. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns forever.

        12. INAPPLICABLE PROVISIONS. If any term, covenant or condition of this Amendment is held to be invalid, illegal or unenforceable in any respect this Amendment shall be construed without such provision.


        13. HEADINGS, ETC. The headings and captions of various Sections of this Amendment are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

        14. DUPLICATE ORIGINALS: COUNTERPARTS. This Amendment may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Amendment may be executed in several counterparts, all of which together shall constitute a single instrument.



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IN WITNESS WHEREOF, Trustor, Trustee, and Beneficiary have executed this
Amendment as of the day and year first written above.



                      TRUSTOR:


                      GRAND CANAL SHOPS MALL CONSTRUCTION, LLC

                              By: Venetian Casino Resort, LLC, as sole member

                              By:  Las Vegas Sands, Inc., as managing member
                              By:  /S/ William P. Weidner
                              Its: President

                              LAS VEGAS SANDS, INC.,
                              a Nevada Corporation
                              By:  /S/ David Friedman
                              Its: Secretary

                      TRUSTEE:
                      LAWYERS TITLE OF NEVADA, INC.,
                      a Nevada corporation

                             By:   /S/ Brien Pidgeon
                             Its:  President

                      BENEFICIARY:
                      U.S. BANK TRUST NATIONAL ASSOCIATION

                             By:   /S/ R. Prokosch
                             Its:  Assistant Vice President

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                                   EXHIBIT A

                                LEGAL DESCRIPTION

(1) RETAIL SPACE ANNEX.

A PARCEL OF LAND SITUATE IN THE WEST HALF (W 1/2) OF SECTION 16, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, BEING A PORTION OF VENETIAN COMMERCIAL SUBDIVISION AS SHOWN ON THE FINAL MAP OF THE VENETIAN COMMERCIAL SUBDIVISION IN PLATS BOOK 85 PAGE 20, CLARK COUNTY OFFICIAL RECORDS, ALSO BEING LOT THREE (3) AS SHOWN ON RECORD OF SURVEY FILE 96 PAGE 37, CLARK COUNTY OFFICIAL RECORDS.

(2) RETAIL SPACE

A PARCEL OF LAND SITUATE IN THE WEST HALF (W 1/2) OF SECTION 16, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, BEING A PORTION OF VENETIAN COMMERCIAL SUBDIVISION AND SHOWN AS UNIT 1 ON THE FINAL MAP OF THE VENETIAN COMMERCIAL SUBDIVISION IN PLAT BOOK 85 PAGE 20, CLARK COUNTY OFFICIAL RECORDS.










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                                   EXHIBIT 1R

                                    DOCUMENTS

        The following documents ("Documents") must be recorded in the Clark County, Nevada Recorder's Office on the Effective Date, all dated September 14, 1998 unless provided otherwise:

1.   Grant, Bargain, Sale Deed from VCR to GCCLLC;
2.   Lease Termination Statement regarding Mall I Airspace / Ground Lease;
3.   Full Reconveyance of Interim Mall Space Fee Deed of Trust;
4.   First Amendment to Bank Fee Deed of Trust;
5.   First Amendment to Mortgage Notes Indenture Fee Deed of Trust;
6.   First Amendment to Interim Mall Leasehold Deed of Trust;
7.   First Amendment to Bank Leasehold Deed of Trust;
8.   This Amendment;
9.   Partial Reconveyance of Bank Fee Deed of Trust;
10.  Partial Reconveyance of Mortgage Notes Indenture Fee Deed of Trust.